                                                                    Exhibit 23.1





We consent to the incorporation by reference in this Annual Report (Form 10-K) of Palm Harbor Homes, Inc. and subsidiaries of our report dated May 2, 1997, included in the 1997 Annual Report to Shareholders of Palm Harbor Homes, Inc.


                                                           /s/ Ernst & Young LLP



June 17, 1997
Dallas, Texas